UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2018

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective as of January 20, 2018, pursuant to the authorization of the board of managers of TriLinc Global Impact Fund, LLC (the “Company”), the Company’s operating agreement was amended and restated (the “Amended and Restated Operating Agreement”). The Amended and Restated Operating Agreement reflects the addition of a class of units designated as Class Z units.  Prior to the addition of the Class Z units, the Company’s authorized units consisted solely of Class A, Class C, Class I, Class W and Class Y units, all of which have the same rights and privileges, including voting rights, and are considered by the Company to constitute one class of securities.  The Class Z units are distinct from the Company’s Class A, Class C, Class I, Class W and Class Y units because the Class Z units are non-voting units, and the Company therefore considers the Class Z units to be a class of securities that is separate and distinct from the Company’s Class A, Class C, Class I, Class W and Class Y units. The Class Z units are not registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended. The foregoing description is qualified in its entirety by reference to the terms of the Amended and Restated Operating Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits

       The following Exhibit is filed as part of this report.

Exhibit 3.1	Fifth Amended and Restated Operating Agreement of the Company dated as of January 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

January 25, 2018	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer